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                                                                    Exhibit 10.6


                                 LETTERHEAD OF
                  DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED



October 4, 1996



Mr. Thomas Bradbury
Donnelley Enterprise Solutions Incorporated
300 Park Avenue South
New York, NY 10010

Dear Tom:

The purpose of this letter is to confirm discussions with you concerning termination of the Employment Agreement dated May, 1995, as amended March 1, 1996 (the "Employment Agreement") between you and Donnelley Enterprise Solutions Incorporated ("DESI" or "Company"), as successor in interest to R. R. Donnelley & Sons Company. Due to changes occurring at the Company, the Company believes it to be beneficial for your duties to cease immediately and the parties agree that such cessation be deemed "without cause".

Therefore, as we have discussed, and in consideration of the mutual promises and agreements set forth below, DESI and you agree as follows:

1. You will perform no more duties for the Company and the Employment Agreement shall terminate effective with the close of business on October 11, 1996. Effective October 12, 1996, you shall not be bound by any of the restrictions set forth in Paragraph 5(a) of the Employment Agreement, notwithstanding any payment previously made to you in consideration thereof. You shall continue to be bound by the provisions of that certain Agreement Regarding Confidential Information, Intellectual Property and Non-Solicitation of Employees signed by you in June, 1995, or any later dated copy thereof (the "Confidentiality Agreement") except to the extent that such Confidentiality Agreement is inconsistent with the termination of the restrictions set forth in Paragraph 5(a) of the Employment Agreement, and specifically the provisions of Paragraph 10 of the Confidentiality Agreement shall also terminate and be of no further force and effect on or after October 12, 1996.

2. From October 11, 1996 through June 21, 1997 (the "Severance Period"). DESI will pay you semi-monthly during the Severance Period an amount equal to your current base salary of $22,916.67 per month. Further, you will continue to receive medical and dental benefits under DESI benefit plans as they exist from time to time or their equivalent on the same basis as
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Mr. Thomas Bradbury
Donnelley Enterprise Solutions Incorporated
300 Park Avenue South
New York, NY 10010
Page 2

     continuing employees of DESI, and any deductions required to be made for benefit plans, withholding taxes or other lawful deductions will be made from the payments due you. Your continued receipt of payments from DESI shall in no way restrict your ability to accept or perform employment with a third party or on your own behalf, and no such payments shall be diminished by any amounts earned by you during the Severance Period.

3. As soon as practicable after February 28, 1997, DESI will pay you your bonus, if any, under the terms of the incentive compensation plan or program in which you are currently participating (prorated based on the period of your employment during 1996 through October 11, but not including any of the Severance Period) on the same basis as continuing employees, and calculated as described in Exhibit A hereto. DESI will make appropriate deductions for tax withholding from this payment. You will receive no bonus for 1997 or subsequent years.

4. You shall receive payment as soon after October 11, 1996, as practicable, for all vacation days accrued and untaken as of such date. No further vacation will accrue after October 11, 1996. As of October 9, 1996, DESI's records indicate that such payment will cover two (2) weeks of accrued vacation.

5. Your R. R. Donnelley & Sons Company stock options will continue to vest through June 21, 1997.

6. If any prospective employers request a reference, the Company will provide them with only the fact that you worked for the Company, the positions you held, and the fact that the Employment Agreement was terminated without cause. No further information will be provided unless we receive a written release or unless the Company is required to do so by law.

7. DESI will provide you with executive outplacement assistance in New York City provided that the total expense incurred by DESI for such outplacement assistance shall not exceed $10,000. Arrangements for such outplacement will be coordinated between you and Ken Goldstein, Vice President, Human Resources, for DESI. Should you elect not to utilize outplacement services, or should you utilize services at a total expense of less than $10,000, DESI shall reimburse you for expenditures incurred by you (as evidenced by invoices received) for secretarial support and office space, provided that the total obligation of DESI under this paragraph, whether for outplacement or otherwise, shall not exceed a total of $10,000 and further provided that DESI's obligation to reimburse you for expenses shall only include expenses incurred prior to December 31, 1997.

Mr. Thomas Bradbury
Donnelley Enterprise Solutions Incorporated
300 Park Avenue South
New York, NY 10010
Page 3

8. You currently have in your home a laptop computer and printer, and software installed thereon (the "Computer Equipment") belonging to DESI. Effective October 12, 1996, such Computer Equipment shall become your sole property, without payment or obligation to DESI.

9. You agree that performance of the foregoing constitutes full satisfaction of DESI's obligations arising from or relating to your employment with DESI or R. R. Donnelley & Sons Company, including those arising under the Employment Agreement, except as specifically set forth herein and except for benefits vested under employee benefit, retirement or welfare plans of or contributed to by DESI or R. R. Donnelley & Sons Company. You, and anyone claiming through you, agree to release from and not to sue DESI (including current and former employees, fiduciaries, directors, agents, divisions, parents, subsidiaries, affiliates, attorneys or other related entities) for all known or unknown claims which you have, had or may have against DESI or them related to the terms, conditions and obligations under your employment with DESI or R. R. Donnelley & Sons Company, except as specifically set forth herein. Without limiting the generality of the foregoing, this release applies to all claims relating in any way to your employment with DESI, including, but not limited to, claims which could have been asserted under any fair employment, contract or tort law, or any other federal, state or local law, regulation or ordinance, such as Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, the Older Workers Benefit and Protection Act, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, or under any compensation, bonus, severance, retirement or other benefit plan, and all claims for wrongful or retaliatory discharge, defamation, intentional infliction of emotional distress, negligence, and breach of contract, but does not constitute a release as to (i) any claim you might bring to enforce the terms of this Agreement, or (ii) any claim you might have or bring to enforce the terms of an agreement between you and DESI requiring the payment to you on or before October 31, 1996 of $1,143,826.94 in satisfaction of any and all future obligations in respect of the Business Earnout, I/S Outsourcing Earnout, Synergy Earnout and Management Earnout described in the Agreement of Merger among R. R. Donnelley & Sons Company, Lan Systems, Inc. and Donnelley DBS, Inc. dated as of May 29, 1995 (the "Merger Agreement").

10. Neither DESI nor any affiliate thereof shall, without your prior written approval, make any press release or other public announcement concerning your employment or other matters contemplated by this Agreement, except

Mr. Thomas Bradbury
Donnelley Enterprise Solutions Incorporated
300 Park Avenue South
New York, NY 10010
Page 4

     as and to the extent that any such party shall be so obligated under federal securities laws or the rules of any stock exchange, in which case DESI shall, prior to any such release or other announcement, submit to you for your approval a copy of the proposed release or announcement. Similarly, DESI shall prepare and submit to you for your approval a prospectus and related registration statement for DESI reflecting the termination of the Employment Agreement (and related provisions of the Confidentiality Agreement) as herein provided and your ceasing to be an executive officer of DESI. All parties shall use their reasonable best efforts to cause a mutually agreeable release, announcement or amendment to be issued and filed; provided that no such disclosure, announcement or amendment shall attribute or imply any reason for such termination or any information not included in this letter without your prior written approval.

11. The annual benefit payable to you under the R. R. Donnelley & Sons Company Retirement Plan on a straight line annuity basis upon your retirement at age 65, including service through April 30, 1996, is $7,823. After April 30, 1996, you and other DESI employees ceased to participate in such Retirement Plan.

12. You will, as soon as practicable after October 11, 1996, return all of your files, keys, credit cards, records or equipment that you have, including documents, hardware, software or other materials acquired during the course of your employment at DESI, except for the Computer Equipment described in Paragraph 8 above. You will submit by October 30, 1996, all expense account records and vouchers relating to your employment with DESI. DESI will pay said expenses within fifteen (15) days of receipt.

13. This Agreement embodies the entire agreement and understanding of the parties with regard to the matters described in this Agreement and the Employment Agreement, and supersedes any and all prior or contemporaneous agreements and understandings, oral or written, between you and DESI. Nothing herein shall alter, supersede or otherwise affect your entitlement to receive a lump sum payment of $1,143,827 on or before October 31, 1996, pursuant to a letter agreement dated July 24, 1996, between R. R. Donnelley & Sons Company and you relating to the Earn-Out Payments described in the Merger Agreement, which payment shall be made without regard to either your continuing employment or the actual results of operations of DESI.

14. You will continue to have coverage under or equal to the DESI medical and dental plans on the same basis as continuing employees, until June 21, 1997. You acknowledge that DESI has advised you that, pursuant to the

Mr. Thomas Bradbury
Donnelley Enterprise Solutions Incorporated
300 Park Avenue South
New York, NY 10010
Page 5

     Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), you have a right to elect continued coverage under DESI's group health plans, at your own expense, for a period of eighteen (18) months from June 21, 1997.

15. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) and decisions of the State of Illinois, as applied to agreements executed in and to be fully performed within Illinois.

16. In signing below, you expressly acknowledge that you have read this Agreement carefully, that you fully understand its terms and conditions, that you have been advised of your rights and have been advised to consult an attorney prior to executing this Agreement. You intend to be legally bound by it.

17. You acknowledge that you have had the opportunity to have at least twenty-one (21) days within which to decide whether or not to sign this Agreement. You further acknowledge that you have been given the right to revoke this Agreement by serving, within a seven (7) day period after signing, a written notice of revocation. The Agreement shall become effective on the eighth day following its execution by you. If you revoke the Agreement, DESI shall have no obligation under it.

Very truly yours,

DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED



By: /s/ W. Ed Tyler
   --------------------------
        W. Ed Tyler

Its: Executive Vice President
    -------------------------


Agreed and Accepted this
4th day of October, 1996:


/s/ Thomas P. Bradbury
-----------------------------
Thomas P. Bradbury